CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A of Yukonic Minerals, Inc. (an exploration  stage company), of our report dated  December 20, 2010 on our audit of the financial statements of Yukonic Minerals, Inc. as of September 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on May 26, 2010 through September 30, 2010, and the reference to us under the caption “Experts.”

/s/ M&K CPAS, PLLC

Houston, Texas

May 10, 2011